Exhibit 3.3

                                     BYLAWS

                                       OF

                                  NEBHELP, INC.



                                   ARTICLE I

                               OFFICES AND AGENTS

     1. PRINCIPAL OFFICE. The principal office of the Corporation may be located within or without the State of Nebraska, as designated by the most recent filing with the Secretary of State of Nebraska. The Corporation may have other offices and places of business at such places within or without the State of Nebraska as shall be determined by the directors.

     2. REGISTERED OFFICE. The registered office of the Corporation required by the Nebraska Business Corporation Act must be continually maintained in the State of Nebraska, and it may be, but need not be, identical to the principal office, if located in the State of Nebraska. The address of the registered office of the Corporation may be changed from time to time as provided by the Nebraska Business Corporation Act.

     3. REGISTERED AGENT. The Corporation shall maintain a registered agent in the State of Nebraska as required by the Nebraska Business Corporation Act. Such registered agent may be changed from time to time as provided by the Nebraska Business Corporation Act.

                                   ARTICLE II

                              STOCKHOLDERS MEETINGS

     1. ANNUAL MEETINGS. The annual meeting of the stockholders of the Corporation shall be held during the third month following the end of the Corporation's fiscal year or at such other time fixed by the board of directors or the president in the absence of action by the board of directors. The annual meeting of the stockholders shall be held for the purpose of electing directors and transacting such other corporate business as may come before the meeting. If the election of directors is not held as provided herein for any annual meeting of the stockholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as it may conveniently be held.

     2. SPECIAL MEETINGS. Unless otherwise prescribed by the Nebraska Business Corporation Act, special meetings of the stockholders of the Corporation may be called at any time by the chairman of the board of directors, if any, by the president or by resolution of the board of directors and shall be called by the president at the request of holders of not less than 15% of all outstanding shares of the Corporation entitled to vote at the meeting.


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     3. PLACE OF MEETING. The annual meeting of the stockholders of the
Corporation may be held at any place, either within or without the State of Nebraska, as may be designated by the board of directors. The person or persons calling any special meeting of the stockholders may designate any place, within or without the State of Nebraska, as the place for the meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation. A waiver of notice signed by the stockholders entitled to vote at a meeting may designate any place as the place for holding such meeting.

     4. NOTICE OF MEETING. Notices of meetings of stockholders must be in writing from the president or a vice president, or a secretary, or an assistant secretary or by such other natural person or persons as the directors shall designate. The notice must state the purpose or purposes for which the meeting is called and the time when, and the place, which may be within or without the State of Nebraska, where it is to be held. A copy of the notice must be delivered personally or mailed postage prepaid to each stockholders of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it must be directed to the stockholder at his address as it appears upon the records of the Corporation and upon the mailing of any such notice the service thereof is complete, and the time of the notice begins to run from the date upon which such notice is deposited in the mail for transmission to the stockholders. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership, constitutes delivery of the notice to the corporation, association or partnership. In the event of the transfer of stock after such delivery or mailing of the notice of and before the holding of the meeting, it is not necessary to deliver or mail notice of the meeting to the transferee. Any stockholder may waive notice of any meeting by a writing signed by it him, or his duly authorized attorney, either before or after the meeting. Whenever notice is required to be given under the Nebraska Business Corporation Act to any stockholder to whom (i) notice of two (2) consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to the stockholders during the period between those two consecutive annual meetings, or (ii) all, and at least two (2), payments sent by first-class mail of dividends or interest on securities during a 12-month period, have been mailed to the stockholder at the stockholder's address as shown on the records of the Corporation and have been returned undeliverable, the giving of further notices to the stockholder is not required.

     5. DETERMINATION OF STOCKHOLDERS ENTITLED TO NOTICE OF AND TO VOTE. The directors may prescribe a period not exceeding sixty (60) days before any meeting of stockholders during which no transfer of stock on the books of the Corporation may be made, or may fix a day not more than sixty (60) days before the holding of any such meeting as the day as of which stockholders entitled to notice of and to vote at such meetings must be determined. Only stockholders of record on that day are entitled to notice or to vote at such meeting.

     6. PROXIES. At any meeting of stockholders of the Corporation, a stockholder may designate another person or persons to act as a proxy or proxies. If any stockholder designate two or more persons to act as proxies, a majority of those persons present at the meeting, or if only one is present, then that one has and may exercise all of the powers conferred by the stockholder upon all of the persons so designated, unless the stockholder provides otherwise. A stockholder may appoint a proxy by executing a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the signing of the writing by the stockholder or his authorized officer, director, employee or agent or by causing the signatures of the stockholders to be affixed to the writing by any reasonable means, including, but not limited to, a facsimile signature. A stockholder may also authorize another person or persons to act for him as proxy by transmitting or authorizing


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the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a firm which solicits proxies or like agent who is authorized by the person who will be the holder of the proxy to receive the transmission. If it is determined that the telegram, cablegram or other electronic transmission is valid, the persons appointed by the Corporation to count the votes of stockholders and determine the validity of proxies and ballots or other persons making those determinations must specify the information upon which they relied.

               Any copy, communication by telecopier, or other reliable reproduction of the writing or transmission created above, may be substituted for the original writing or transmission for any purpose for which the original writing or transmission could be used, if the copy, communication by telecopier or other reproduction is a complete reproduction of the entire original writing or transmission.

               No such proxy is valid after the expiration of six (6) months from the date of its creation, unless it is coupled with an interest, or unless the stockholder specifies in it the length of time for which it is to continue in force, which may not exceed seven (7) years from the date of its creation. Subject to these restrictions, any proxy properly created is not revoked and continues in full force and effect until another instrument or transmission revoking it or a properly created proxy bearing a later date is filed with or transmitted to the secretary of the Corporation or another person or persons appointed by the Corporation to count the votes of stockholders and determine the validity of proxies and ballots.

     7. VOTING RIGHTS. Every stockholder of record of the Corporation is entitled at each meeting of stockholders to one vote for each share of stock standing in his name on the records. Voting on any question or in any election may be by voice vote unless the presiding officer shall order, or any stockholder shall demand, that voting be by ballot.

               Cumulative voting in the election of directors shall not be permitted.

     8. QUORUM AND VOTING REQUIREMENTS. Stockholders holding at least a majority of the voting power are necessary to constitute a quorum for the transactions of business. The vote of at least a majority of the voting power present at a meeting at which a quorum is present is the act of the stockholder.

     9. ACTION BY STOCKHOLDERS WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if all of the stockholders entitled to vote thereon consent to such if a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required by such an action at a meeting, then that proportion of written consents is required. In no instance where action is authorized by written consent need a meeting of stockholders be called on notice given. The written consent shall be filed with the minutes of proceedings of stockholders.

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     10. MEETINGS BY TELECOMMUNICATION. Stockholders may participate in a meeting by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 10 constitutes presence in person at the meeting.

                                  ARTICLE III

                               BOARD OF DIRECTORS

     1. GENERAL POWERS. The business of the Corporation shall be managed by a board of directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

     2. NUMBER, QUALIFICATIONS AND TERM OF OFFICE. The number of directors of the Corporation shall be fixed from time to time by resolution of the board of directors, within a range as permitted in the Articles of Incorporation. A director shall be a natural person who is eighteen years or older. A director need not be a resident of the State of Nebraska or a stockholder of the Corporation.

               Directors shall be elected at each annual meeting of stockholders by a plurality of the votes cast at the election, and shall hold such office until the next annual meeting of stockholders and until his successor is elected and qualifies. A decrease in the number of directors shall not shorten an incumbent director's term of office.

     3. VACANCIES. Vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum. When one or more directors give notice of his or their resignation to the board, effective at a future date, the board may fill the vacancy or vacancies to take effect when the resignation or resignations become effective, each director so appointed to hold office during the remainder of the term of office of the resigning director or directors.

     4. REMOVAL OF DIRECTORS BY STOCKHOLDERS. At any regular meeting of stockholders, or any special meeting of stockholders called for that purpose, any or all directors may be removed from office by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to voting power.

                                   ARTICLE IV

                              MEETINGS OF THE BOARD

     1. PLACE OF MEETINGS. The regular or special meetings of the board of directors may be held either within or without the State of Nebraska.

     2. REGULAR MEETINGS. The board of directors shall meet each year immediately after and at the same place as the annual meeting of the stockholders for the purpose of electing officers and transacting such other business as may come before the meeting. The board of directors may provide, by resolution, for the holding of additional regular meetings without other notice than such resolution.

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     3. SPECIAL MEETINGS. Special meetings of the board of directors may be called at any time by the chairman of the board, if any, by the president or by a majority of the members of the board of directors.

     4. NOTICE OF MEETINGS. Notice of the regular meetings of the board of directors need not be given. Except as otherwise provided by these Bylaws or the laws of the State of Nebraska, written notice of each special meeting of the board of directors setting forth the time and the place of the meeting shall be given to each director not less than two (2) days prior to the date and time fixed for the meeting. Notice of any special meeting may be either personally delivered or mailed to each director at his business address, or by notice transmitted by telegraph, telex, electronically transmitted facsimile or other form of wire or wireless communication. If mailed, such notice shall be deemed to be given and to be effective on the earlier of (i) three (3) days after such notice is deposited in the United States mail properly addressed, with postage prepaid, or (ii) the date shown on the return receipt if mailed by registered or certified mail return receipt requested. If notice be given by telex, electronically transmitted facsimile or other similar form of wire or wireless communication, such notice shall be deemed to be given and to be effective when sent, and with respect to a telegram, such notice shall be deemed to be given and to be effective when the telegram is delivered to the telegraph company. If a director has designated in writing one or more reasonable addresses or facsimile numbers for delivery of notice to him, notice sent by mail, telegraph, telex, electronically transmitted facsimile or other form of wire or wireless communication shall not be deemed to have been given or to be effective unless sent to such addresses or facsimile numbers, as the case may be. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     5. WAIVER OF NOTICE. A director may, in writing, waive notice of any special meeting of the board of directors either before or after the meeting.

     6. QUORUM, MANNER OF ACTING. A majority of the board of directors of the Corporation, at a meeting duly assembled, is necessary to constitute a quorum for the transaction of business, and the act of the majority of directors present at a meeting at which a quorum is present, is the act of the board of directors.

     7. COMMITTEES. The board of directors may, by a resolution, designate one or more committees which, to the extent provided in the resolution, have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers on which the Corporation desires to place a seal. The committee or committees must have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee must include at least one director. The board of directors may appoint natural persons who are not directors to serve on committees.

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               The creation of, delegation of authority to, or action by a committee does not alone constitute compliance by a director with the standards of conduct set forth in Article V.

     8. INFORMAL ACTION BY DIRECTORS. Any action required or permitted be taken at a meeting of the board of directors or of a committee thereof may be taken without a meeting before or after the action if a written consent thereto is signed by all members of the board or of a committee thereof. The written consent thereto shall be filed with the minutes of proceedings of the board of directors.

     9. TELEPHONIC MEETINGS. Members of the board of directors or of any committee designed by such board may participate in a meeting of the board or committee by means of telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to the Section 9 constitutes presence at the meeting.

                                   ARTICLE V

                              STANDARDS OF CONDUCT

               Directors and officers shall exercise their powers in good faith and with a view to the interests of the Corporation. In performing their respective duties, directors and officers are entitled to rely on information, opinions, reports, book of account or statements, including financial statements and other financial data, that are prepared or presented by (i) one or more directors, officers or employees of the Corporation reasonably believed to be reliable and competent in the matters prepared or presented, (ii) counsel, public accountants, or other persons as to matters reasonably believed to be within preparer's or presenter's professional or expert competence, or (iii) a committee on which the director or officer relying thereon does not serve as to matters within the committee's designated authority and matters on which the committee is reasonably believed to merit confidence, but a director or officer is not entitled to rely on such information, opinions, reports, books of account or statements if he has knowledge concerning the matter in question that would cause reliance thereon to be unwarranted.

                                   ARTICLE VI

                               OFFICERS AND AGENTS

     1. GENERAL. The officers of the Corporation shall consist of a president, a secretary and a treasurer. Each officer shall be a natural person eighteen years of age or older. The board of directors or an officer or officers authorized by the board may appoint such other officers, assistant officers, committees and agents, including a chairman of the board, one or more vice presidents, assistant secretaries and assistant treasurers, as they may consider necessary. The board of directors or the officer or officers authorized by the board shall from time to time determine the procedure for the appointment of officers, their term of office, their authority and duties and their compensation. One person may hold more than one office. In all cases where the duties of any officer, agent, or employee are not prescribed by these Bylaws or by the board of directors, such officer, agent or employee shall follow the orders and instructions of the president of the Corporation.

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               Any officer shall have the power to execute and deliver on behalf of and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, except as otherwise provided in these Bylaws or where the execution and delivery thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation. Unless authorized to do so by these Bylaws or by the board of directors, no officer, agent or employee shall have any power or authority to bind the Corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

     2. APPOINTMENT AND TERM OF OFFICE. The officers of the Corporation shall be appointed by the board of directors at each annual meeting of the board held after each annual meeting of the stockholders. If the appointment of officers is not made at such meeting or if an officer or officers are to be appointed by another officer or officers of the Corporation, such appointments shall be made as soon thereafter as practicable.

     3. VACANCIES. A vacancy in any office, however occurring, may be filled by the board of directors, or by the officer or officers authorized by the board, for the unexpired portion of the officer's term.

     4. RESIGNATION. An officer may resign at any time by giving written notice of resignation to the Corporation. A resignation of an officer is effective when the notice is received by the Corporation unless the notice specifies a later effective date. If a resignation is made effective at a later date, the board of directors may permit the officer to remain in office until the effective date and may fill the pending vacancy before the effective date if the board of directors provides that the successor does not take office until the effective date, or the board of directors may remove the officer at any time before the effective date and may fill the resulting vacancy.

     5. REMOVAL. Any officer or agent of this Corporation may be removed with or without cause by the board of directors or an officer or officers authorized by the board.

     6. CHAIRMAN OF THE BOARD. The chairman of the board, if any, shall preside as chairman at meetings of the stockholders and the board of directors. He or she shall, in addition, have such other duties as the board may prescribe that he or she perform. At the request of the president, the chairman of the board may, in the case of the president's absence or inability to act, temporarily act in his or her place. In the case of death of the president or in the case of his or her absence or inability to act without having designated the chairman of the board to act temporarily in his place, the chairman of the board shall perform the duties of the president, unless the board of directors, by resolution, provides otherwise. If the chairman of the board shall be unable to act in place of the president, the vice presidents may exercise such powers and perform such duties as provided in Section 8 below.

     7. PRESIDENT. Subject to the direction and supervision of the board of directors, the president shall be the chief executive officer of the Corporation and shall have general and active control of its affairs and business and general supervision of its officer, agents and employees. In the event the position of chairman of the board shall not be occupied or the chairman shall be absent or otherwise unable to act, the president shall preside at meetings of the stockholders and directors and shall discharge the duties of the presiding officer. The president may sign, with the secretary or any other proper officer of the Corporation thereunto authorized by the board of directors, certificates for shares of the Corporation. The president may also sign any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these


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Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. Unless otherwise directed by the board of directors, the president shall attend in person or by substitute appointed by him, or shall execute on behalf of the Corporation written instruments appointing a proxy or proxies to represent the Corporation, at all meetings of the stockholders of any other corporation in which the corporation holds any stock. On behalf of the Corporation, the president may in person or by substitute or by proxy execute written waivers of notice and consents with respect to any such meetings. At all such meetings and otherwise, the president, in person or by substitute or proxy, may vote the stock held by the Corporation, execute written consents and other instruments with respect to such stock and exercise any and all rights and powers incident to the ownership of said stock.

     8. VICE PRESIDENTS. Each vice president shall have such powers and perform such duties as the board of directors may from time to time prescribe or as the president may from time to time delegate to him. At the request of the president, in the case of the president's absence or inability to act, any vice president may temporarily act in his place. In the case of the death of the president, or in the case of his absence or inability to act without having designated a vice president or vice presidents to act temporarily in his place, the board of directors, by resolution, may designate a vice president or vice presidents, to perform the duties of the president. If no such designation shall be made, the chairman of the board of directors, if any, shall exercise such powers and perform such duties, as provided in Section 8 of this Article VI, but if the Corporation has no chairman of the board of directors, or if the chairman is unable to act in place of the president, any of the vice presidents may exercise such powers and perform such duties.

     9. SECRETARY. The secretary shall (i) prepare, or cause to be prepared, and maintain as permanent records the minutes of the proceedings of the stockholders and the board of directors or any committee thereof, a record of all actions taken by the stockholders or board of directors or any committee thereof without a meeting and a record of all waivers of notice of meetings of stockholders and of the board of directors or any committee thereof, (ii) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law, (iii) serve as custodian of the records and of the seal of the Corporation and affix the seal to all documents, (iv) keep at the registered office or principal place of business, a record containing the names and addresses of the stockholders in a form that permits preparation of a list of stockholders arranged by voting group and by class or series of shares within each voting group, that is alphabetical within each class or series and that shows the address of, and the number of shares of each class or series held by each stockholder, unless such a record shall be kept at the office of the Corporation's transfer agent or registrar, (v) maintain at the Corporation's principal office the originals or copies of the Corporation's Articles of Incorporation, Bylaws, minutes of the stockholders' meetings and records of all action taken by stockholders without meeting for the past three years, all written communications within the past three years to stockholders as a group or to the holders of any class or series of shares as a group, a list of the names and business addresses of the current directors and officers, a copy of the Corporation's most recent corporate report filed with the Secretary of State, and financial statements showing in reasonable detail the Corporation's assets and liabilities and results of operations for the last three years, (vi) have


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general charge of the stock transfer books of the Corporation, unless the
Corporation has a transfer agent, (vii) authenticate records of the Corporation, and (viii) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary. The directors or stockholders may however respectively designate a person other than the secretary or assistant secretary to keep the minutes of their respective meetings.

     10. TREASURER. The treasurer shall be the chief financial officer of the Corporation, shall have care and custody of all corporate funds, securities, evidences of indebtedness and other personal property of the Corporation and shall deposit the same in accordance with the instructions of the board of directors. The treasurer shall receive and give receipts and acquittances for money paid in on account of the Corporation, and shall pay out of the Corporation's funds on hand all bills, payrolls and other just debts of the Corporation of whatever nature upon maturity. Such power given to the treasurer to deposit and disburse funds shall not, however, preclude any other officer or employee of the Corporation from also depositing and disbursing funds when authorized to do so by the board of directors. The treasurer shall, if required by the board of directors, give the corporation a bond in such amount and with such surety or sureties as may be ordered by the board of directors for the faithful performance of duties of his office. The treasurer shall have such other powers and perform such other duties as may be from time to time prescribed by the board of directors or the president. The assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the treasurer.

               The treasurer shall also be the principal accounting officer of the Corporation and shall prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account as required by the Nebraska Business Corporation Act, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish the president and the board of directors statements of account showing the financial position of the Corporation and the results of its operations.

     11. DELEGATION OF DUTIES. Whenever an officer is absent, or whenever, for any reason, the board of directors may deem it desirable, the board may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.

     12. BOND OF OFFICERS. The board of directors may require any officer to give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for such terms and conditions as the board of directors may specify, including, without limitation, for the faithful performance of his duties and for the restoration to the Corporation of all property in his possession or under his control belonging to the Corporation.

                                  ARTICLE VII

                  SHARE CERTIFICATES AND THE TRANSFER OF SHARES

     1. SHARE CERTIFICATES. Except as set forth in Paragraph 2 below, every stockholder is entitled to have a certificate signed by officers or agents designated by the Corporation for the purpose, certifying the number of shares owned by him in the Corporation. Whenever any certificate is countersigned or


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otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers or agents, the transfer agent or transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. If the Corporation uses facsimile signatures of its officers and agents on its stock certificates, it cannot act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns or otherwise authenticates any stock certificates in both capacities. If any officer or officers who have signed, or whose facsimile signature or signatures have been used on any certificate or certificates for stock cease to be an officer or officers of the Corporation, whether because of death, resignation or other reason, before the certificate or certificates have been delivered by the Corporation, the certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or certificates, or whose facsimile signature or signatures have been used thereon, had not ceased to be an officer or officers of the Corporation.

     2. UNCERTIFICATED SHARES. The board of directors may authorize the issuance by the Corporation of uncertificated shares of some or all of the shares of any or all of its classes or series. The issuance has no effect on existing certificates for shares until they are surrendered to the Corporation or on the respective rights and obligations of the stockholders. Unless otherwise provided in the Nebraska Business Corporation Act, the rights and obligations of stockholders are identical whether or not their shares of stock are represented by certificates. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send to the stockholders a written statement containing the information required on certificates by Section 1 of this Article VII. At least annually thereafter, the Corporation shall provide to its stockholders of record, a written statement confirming the information contained in the information statement previously sent.

     3. ISSUANCE OF SHARES. The board of directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including, but not limited to, cash, promissory notes, services performed, contracts for services to be performed and other securities of the corporation. Before the Corporation issues shares, the board of directors must determine that the consideration received or to be received for the shares to be issued is adequate. The judgment of the board of directors as to the adequacy of the consideration received for the shares issued is conclusive in the absence of actual fraud in the transaction. When the Corporation receives the consideration for which the board of directors authorized the issuance of shares, the shares issued therefor are fully paid and shall thereafter be nonassessable.

               The Corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make any other arrangements to restrict the transfer of the shares. The Corporation may credit distributions made for the shares against their purchase price, until the services are performed, the benefits are received or the promissory note is paid. If the services are not performed, the benefits are not received or the promissory note is not paid, the shares escrowed or restricted and the distributions credited may be canceled in whole or in part.

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     4. LOST, DESTROYED AND STOLEN SECURITIES. The board of directors may direct a new certificate to be issued in place of a certificate alleged to have been destroyed, lost or stolen if the owner makes an affidavit or affirmation of that fact and produces such evidence of loss or destruction as the board may require. The board, in its discretion, may as a condition precedent to the issuance of a new certificate require the owner to give the Corporation a bond as indemnity against any claim that may be made against the Corporation relating to the certificate allegedly destroyed, lost or stolen.

     5. TRANSFER OF SHARES.

        (a) Shares of the Corporation shall only be transferred on the stock transfer books of the Corporation by the holder of record thereof upon the surrender to the Corporation of the share certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and such documentary stamps as may be required by law. In that event, the surrendered certificates shall be canceled, new certificates issued to the persons entitled to them, and the transaction recorded on the books of the Corporation. The person in whose name shares stand on the hooks of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

        (b) The Articles of Incorporation, these Bylaws, by an agreement with stockholders, or among stockholders and the corporation may impose restriction on the transfer or registration or transfer of shares of the Corporation. A restriction does not affect shares issued before the restriction became effective unless the holder of such shares acquired such shares with knowledge of the restriction, is a party to the agreement containing the restriction, or voted in favor of the restriction or otherwise consented to the restriction.

        (c) A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by the Nebraska Business Corporation Act and its existence is noted conspicuously on the front or back of the certificate or is contained in the information statement required by Section 2 of this Article VII above. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.

     6. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any person other than the registered holder, including without limitation any purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such other person becomes the registered holder of such shares, whether or not the Corporation shall have either, actual or constructive notice of the claimed interest of such other person.

     7. TRANSFER AGENT, REGISTRARS AND PAVING AGENTS. The board may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the Corporation. Such agents and registrars may be located either within or outside Nebraska. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

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

                                  ARTICLE VIII

                                    INSURANCE

               The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the Corporation has the authority to indemnify him against such liability and expenses.

                                   ARTICLE IX

                                  MISCELLANEOUS

     1. SEAL. The Corporation's seal, if any, shall be circular in form and shall contain the name of the Corporation and the words, "Seal, Nebraska."

     2. FISCAL YEAR. The fiscal year of the Corporation shall be determined by the board of directors and set forth in the minutes of the directors. Said fiscal year may be changed from time to time by the board of directors in its discretion.

     3. AMENDMENTS. The board of directors shall have power to make, amend and repeal these bylaws at any regular or special meeting of the board unless the articles of incorporation expressly provides that the directors may not amend or repeal such bylaw. The stockholders also shall have the power to make, amend or repeal these bylaws at any annual meeting or at any special meeting called for that purpose.

     4. GENDER. Whenever required by the context, the singular shall include the plural, the plural the singular, and one gender shall include all genders.

     5. INVALID PROVISION. The invalidity or unenforceability of any particular provision of these bylaws shall not affect the other provisions herein, and these Bylaws shall be construed in all respects as if such invalid or unenforceable provision was omitted. In the event of any conflict between these Bylaws and the Articles of Incorporation of the Corporation, then the Articles of Incorporation shall control and supersede the Bylaws.

     6. GOVERNING LAW. These Bylaws shall be governed by and construed in accordance with the laws of the State of Nebraska.

     7. DEFINITIONS. Except as otherwise specifically provided in these Bylaws, all terms used in these Bylaws shall have the same definition as in the Nebraska Business Corporation Act.

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

               The undersigned, as Secretary of NEBHELP, INC., hereby certifies that the foregoing Bylaws were adopted by the board of directors of the Corporation effective as of April 1, 1998.

                                                   /s/ James Kruger
                                                   --------------------------
                                                   Secretary




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